EX-99.a.ii.a
Agreement May Be Signed in Counterparts.

AMENDMENT NO. 1 TO THE AGREEMENT
AND DECLARATION OF TRUST OF DIMENSIONAL ETF TRUST

Pursuant to Article IX of the Agreement and Declaration of Trust, dated June 16, 2020 (the “Declaration”), of Dimensional ETF Trust (the “Trust”), the undersigned Trustees of the Trust hereby amend the Declaration as set forth below.

1. Article VII, Section 4

Article VII, Section 4 of the Declaration is hereby amended by adding the following language to Article VII, Section 4:

“No provision of this Section 4 shall be effective to require a waiver of compliance with any provision of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended or the 1940 Act, or of any valid rule, regulation or order of the Commission thereunder.  This Section 4 will not apply to claims brought under the federal securities laws to the extent that any such federal laws, rules or regulations, do not permit such application.”

2. Article VII, Section 5

Article VII, Section 5 of the Declaration is hereby amended by adding the following language to Article VII, Section 5:

“No provision of this Section 5 shall be effective to require a waiver of compliance with any provision of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended or the 1940 Act, or of any valid rule, regulation or order of the Commission thereunder.  This Section 5 will not apply to claims brought under the federal securities laws to the extent that any such federal laws, rules or regulations, do not permit such application.”

3.	This amendment has been duly adopted by the Trustees.

4.	All other provisions of the Declaration shall remain in full force and effect.

IN WITNESS WHEREOF, the Trustees named below do hereby enter into this amendment to the Declaration as of the 30th day of October, 2020.

/s/ David G. Booth David G. Booth, Chairman and Trustee	/s/ Edward P. Lazear Edward P. Lazear, Trustee

/s/ George M. Constantinides George M. Constantinides, Trustee	/s/ Myron S. Scholes Myron S. Scholes, Trustee

/s/ Douglas W. Diamond Douglas W. Diamond, Trustee	/s/ Abbie J. Smith Abbie J. Smith, Trustee

/s/ Darrell Duffie Darrell Duffie, Trustee	/s/ Ingrid M. Werner Ingrid M. Werner, Trustee

/s/ Roger G. Ibbotson Roger G. Ibbotson, Trustee